Exhibit 99.1

ChinaCast Education Reports
First Quarter 2010 Financial Results

BEIJING, May 10, 2010 -- ChinaCast Education Corporation (Nasdaq GM:CAST), (the “Company” or “ChinaCast”), a leading for-profit, post-secondary education and e-Learning services provider in China, today announced its financial results for the first quarter ended March 31, 2010.

•	First Quarter 2010 Highlights[1]:
o	Total revenues increased 42% to $15.9 million
o	Gross profit increased 30% to $8.8 million; Gross profit margin was 55%
o	Operating income increased 45% to $6.1 million; Operating income margin was 38%
o	Net income increased 58% to $4.6 million; Net income margin was 29%
o	Diluted EPS of $0.10
o	Adjusted net income (non-GAAP) increased 41% to $6.3 million; Adjusted net income margin (non-GAAP) was 39%
o	Adjusted Diluted EPS (non-GAAP) was $0.14
o	Adjusted EBITDA (non-GAAP) increased 43% to $9.5 million; Adjusted EBITDA margin (non-GAAP) was 60%
o	Cash and bank balances together with term deposits totaled $132.7 million as of March 31, 2010
o	Company common stock listing upgraded to the NASDAQ Global Select Market
o	Entered into a Memorandum of Understanding (MOU) to acquire third accredited private university in China for $66.0 million

“ChinaCast generated continued strong growth in revenues and profits in the first quarter of 2010 as we successfully and efficiently executed our strategy to further establish our leadership position in China’s rapidly growing post secondary education market, “ stated Ron Chan, Chairman and CEO.  “A major factor in our performance during the quarter was the contribution from Lijiang College (“LJC”) in Guilin, which we acquired in October 2009.  Today we now have over 20,400 students enrolled at our university campuses in Chongqing and Guilin focused on career-oriented degree programs, in addition to 141,000 e-learning students in partnership with 15 state-owned universities serviced through our nationwide e-Learning network.

“During the first quarter we continued to pursue growth through strategic acquisitions of established accredited universities by entering into a MOU to acquire Hubei Industrial University Business College (HIUBC), a private, accredited university located in Wuhan, China. HIBUC had 9,929 students enrolled on-campus for the academic year starting September 2009, with expected pro forma revenues of approximately $15.9 million and EBITDA of $7.4 million for the academic year, as well as a campus encompassing 47 acres and over 2.2 million square feet of building floor space.

“In addition to our acquisition strategy, we also focused aggressively during the first quarter on increasing enrolment through expanded educational offerings, such as summer exchange and international degree offerings that complement our domestic accredited degree programs. With our growing enterprise of high-quality universities and expanding educational offerings, coupled with our strong financial condition and ability to leverage our existing asset base, we believe we are well positioned to capitalize on China’s growing education sector, now the world’s largest post-secondary education market, driven in part by the government’s goal to double post secondary student enrollment to over 40 million students by 2020. ”

1 See financial tables below and the GAAP to non-GAAP reconciliation attached to this press release.  The US dollar figures presented in this release are derived from the corresponding RMB figures from the Company's Form 10Q for the period ended March 31, 2010, and are based on the historical exchange rate of US$1.0 = 6.8 RMB at March 31, 2010.

Antonio Sena, Chief Financial Officer added, “We continued to exercise efficient operational and fiscal management during the first quarter as we further integrated LJC, and as we continued to pursue additional opportunities to optimize our growth and profit potential. Our cash position and cash flow from operations remained strong during the quarter, and following the planned acquisition of HIBUC, we expect to remain in a strong cash and working capital position as we continue to seek additional accretive acquisitions.”

First Quarter 2010 Financial Results

Total Revenues – Total revenues for the quarter increased 42% to $15.9 million from $11.3 million in the first quarter of 2009.  ChinaCast is organized into two business segments: the Traditional University Group (“TUG”), offering accredited bachelor and diploma degree programs to students from the Foreign Trade and Business College (“FTBC”) campus in Chongqing and the Lijiang College (“LJC”) campus in Guilin, and the e-Learning Group (“ELG”), encompassing the Company's e-Learning education service businesses.  TUG revenue for the quarter increased 108% to $9.1 million from $4.4 million in the first quarter of 2009 primarily due to the acquisition of LJC.  ELG revenue for the quarter decreased 1% to $6.8 million from $6.9 million in the first quarter of 2009 primarily due to a decrease in equipment sales.  The Company also reports revenue by service and equipment revenue.  Service revenue for the quarter increased 47% to $15.9 million from $10.8 million in the first quarter of 2009 primarily due to the acquisition of LJC while equipment revenue decreased 99% to $0.01 million from $0.42 million in the first quarter of 2009.

Cost of Sales – Cost of sales for the quarter increased 60% to $7.1 million from $4.4 million in the first quarter of 2009.

Gross Profit and Gross Margin – Gross profit for the quarter increased 30% to $8.8 million from $6.8 million in the first quarter of 2009.  Gross profit margin for the quarter was 55% compared to 61% in the first quarter of 2009.

Share Based Compensation – Share based compensation for the quarter decreased 56% to $0.43 million from $0.97 million in the first quarter of 2009.

Operating Expenses – Operating expenses for the quarter increased 6% to $2.8 million from $2.6 million in the first quarter of 2009.

Operating Income, Operating Income Margin – Operating income for the quarter increased 45% to $6.1 million from $4.2 million in the first quarter of 2009.  Operating income margin for the quarter was 38% compared to 37% in the first quarter of 2009.

Net Income, Net Income Margin – Net income attributable to the Company for the quarter increased 58% to $4.6 million from $2.9 million in the first quarter of 2009. Net income margin for the quarter was 29%.

Diluted EPS - Diluted earnings per share for the quarter were $0.10 compared to $0.08 in the first quarter of 2009 primarily due to an increase in net income partially offset by a year-over-year increase in shares used in the computation.  The fully diluted share count for the quarter was 46,312,165 compared to 35,648,251 in the first quarter of 2009.

Adjusted Net Income, Adjusted Net Income Margin - Adjusted net income excluding share based compensation and amortization of intangibles (non-GAAP) for the quarter increased 41% to $6.3 million from $4.5 million in the first quarter of 2009.  Adjusted net income margin (non-GAAP) for the quarter was 39% compared to 40% in the first quarter of 2009.

Adjusted Diluted EPS - Adjusted diluted earnings per share excluding share based compensation, amortization of intangibles and impairment expenses (non-GAAP) for the quarter were $0.14 compared to $0.13 in the first quarter of 2009.

Adjusted EBITDA and Adjusted EBITDA Margin – Adjusted EBITDA excluding share based compensation expenses (non-GAAP) for the quarter increased 43% to $9.5 million from $6.7 million in the first quarter of 2009.  Adjusted EBITDA margin (non-GAAP) for the quarter was 60% compared to 59% in the first quarter of 2009.

Cash and Bank Balances together with Term Deposits Cash and bank balances together with term deposits totaled $132.7 million as of March 31, 2010, compared to $122.7 million as of December 31, 2009.

Financial Outlook for 2010

For the full year ending December 31, 2010, the Company reaffirmed the following previously provided guidance:

•	Total net revenue will be between $78 million to $80 million (a year-on-year increase of 53% to 57%)
•
Adjusted net income excluding share based compensation, amortization of intangibles, gain on disposal of property and equipment, and impairment expenses (non-GAAP) will be between $25 million to $27 million (a year-on-year increase of 34% to 44%)

•	Adjusted EBITDA excluding share based compensation (non-GAAP) will be between $45 million to $47 million (a year-on-year increase of 58% to 65%)

This is the Company’s current and preliminary view, which is subject to change.

Conference Call Information

ChinaCast’s management team will host an earnings conference call at 8:30 am ET, Tuesday, May 11, 2010.  The dial-in details for the earnings conference call are as follows:

Earnings Call Telephone Numbers:
US/Canada Toll Free:  +1-877-303-9226
International:  +1-760-666-3566

A replay of the earnings conference call will be available at the following numbers:

Replay Telephone Numbers:
US/Canada Toll Free:  +1-800-642-1687
International:  +1-706-645-9291
Replay Pass Code:  70868347

The replay will be available starting at 11:30 am ET, Tuesday, May 11, 2010, through 11:59 pm ET, Tuesday, May 25, 2010.

Additionally, a live and archived version of the earnings call will be available at www.chinacasteducation.com. Please access the website approximately 10 minutes prior to the start time in order to download and install any necessary software.

About ChinaCast Education Corporation

Established in 1999, ChinaCast Education Corporation is a leading for-profit, post-secondary education and e-learning services provider in China. The Company provides post-secondary degree and diploma programs through its two universities in China:  The Foreign Trade and Business College of Chongqing Normal University and the Lijiang College of Guangxi Normal University.   These universities offer fully accredited, career-oriented bachelor's degree and diploma programs in business, economics, law, IT/computer engineering, hospitality and tourism management, advertising, language studies, art and music.  The Company provides its e-learning services to post-secondary institutions, K-12 schools, government agencies and corporate enterprises via its nationwide satellite/fiber broadband network. These services include interactive distance learning applications, multimedia education content delivery, English language training and vocational training courses. The company is listed on the NASDAQ with the ticker symbol CAST.

Safe Harbor Statement

This press release may contain statements that are forward-looking, as that term is defined by the Private Securities Litigation Reform Act of 1995. These forward-looking statements express our current expectations or forecasts of possible future results or events, including projections of future performance, statements of management's plans and objectives, future contracts, and forecasts of trends and other matters. These projections, expectations and trends are dependent on certain risks and uncertainties including such factors, among others, as growth in demand for education services, smooth and timely implementation of new training centers and other risk factors listed in the Company's Annual Report on Form 10K for the fiscal year ended December 31, 2009. Forward-looking statements speak only as of the date of this filing, and we undertake no obligation to update or revise such statements to reflect new circumstances or unanticipated events as they occur. You can identify these statements by the fact that they do not relate strictly to historic or current facts and often use words such as ``anticipate'', ``estimate'', ``expect'', ``believe,'' ``will likely result,'' ``outlook,'' ``project'' and other words and expressions of similar meaning. No assurance can be given that the results in any forward-looking statements will be achieved and actual results could be affected by one or more factors, which could cause them to differ materially. For these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act.

About Non-GAAP Financial Measures

To supplement our consolidated financial statements, which statements are prepared and presented in accordance with GAAP, we use the following non-GAAP financial measures: adjusted net income, adjusted net-income margin, adjusted EPS (basic and diluted), adjusted EBITDA and adjusted EBITDA margin. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. For more information on these non-GAAP financial measures, please see the tables captioned “Reconciliations of non-GAAP results of operations measures to the nearest comparable GAAP measures” included at the end of this release.

We use these non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. Our management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our performance by excluding certain expenses and expenditures that may not be indicative of our recurring core business operating results.”  These non-GAAP financial measures exclude from our operating performance not only non-cash charges, such as stock-based compensation, but also discrete cash charges that are infrequent in nature. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting and analyzing future periods. These non-GAAP financial measures also facilitate management’s internal comparisons to our historical performance and liquidity as well as comparisons to our competitors’ operating results. We believe these non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision making and (2) they are used by our institutional investors and the analyst community to help them analyze the health of our business. The accompanying tables have more details on the GAAP financial measures that are most directly comparable to non-GAAP financial measures and the related reconciliations between these financial measures.

Contact:

ChinaCast Education
Michael Santos, President-International
+1-347-482-1588
mjsantos@chinacasteducation.com

HC International
Ted Haberfield, Executive Vice President
+1-760-755-2716
thaberfield@hcinternational.net

CHINACAST EDUCATION CORPORATION
 CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
 (In thousands, except share-related data)

			As of
	As of March 31,		December 31,
	2010	2010	2009
	US$	RMB	RMB

Assets
Current assets:
Cash and cash equivalents	51,769	352,027	327,628
Term deposits	80,882	550,000	507,000
Accounts receivable	7,722	52,509	53,828
Inventory	213	1,449	1,386
Prepaid expenses and other current assets	2,737	18,611	19,212
Amounts due from related parties	505	3,438	6,388
Deferred tax assets	77	521	1,010
Current portion of prepaid lease payments for land use right	477	3,246	3,246
Total current assets	144,382	981,801	919,698
Non-current deposits	3,454	23,489	14,550
Property and equipment, net	75,616	514,190	516,938
Prepaid lease payments for land use rights - non-current	21,177	144,002	144,818
Acquired intangible assets, net	9,216	62,668	71,286
Long-term investments	452	3,071	3,101
Non-current advances to related party	14,665	99,724	99,727
Goodwill	74,084	503,769	503,771
Total assets	343,046	2,332,714	2,273,889

Liabilities and equity
Current liabilities:
Accounts payable	3,032	20,621	16,061
Accrued expenses and other current liabilities	28,985	197,101	215,631
Deferred revenues	14,597	99,256	156,645
Income taxes payable	11,032	75,015	68,731
Current portion of long-term bank borrowings	11,176	76,000	104,400
Current portion of capital lease obligation	200	1,358	1,323
Other borrowings	10,147	69,000	200
Total current liabilities	79,169	538,351	562,991
Non-current liabilities:
Long-term bank borrowings	21,471	146,000	134,000
Deferred tax liabilities – non-current	4,348	29,566	30,923
Unrecognized tax benefits – non-current	9,778	66,491	62,457
Total non-current liabilities	35,597	242,057	227,380

Total liabilities	114,766	780,408	790,371
Commitments and contingencies
Equity:
Ordinary shares (US$0.0001 par value; 100,000,000 shares authorized; 46,043,218 and 45,170,698 shares issued and outstanding in 2010 and 2009, respectively)	5	34	33
Additional paid-in capital	195,245	1,327,668	1,290,651
Statutory reserve	5,756	39,139	39,139
Accumulated other comprehensive loss	(857)	(5,827)	(6,055)
Retained earnings	24,663	167,705	136,583

Total ChinaCast Education Corporation shareholders’ equity	224,812	1,528,719	1,460,351
Noncontrolling interest	3,468	23,587	23,167

Total equity	228,280	1,552,306	1,483,518

Total liabilities and equity	343,046	2,332,714	2,273,889

CHINACAST EDUCATION CORPORATION
 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (Unaudited)
 (In thousands, except share-related data)

	For the three months ended March 31,
	2010	2010	2009
	US$	RMB	RMB

Revenues:
Service	15,930	108,330	73,641
Equipment	5	31	2,876

	15,935	108,361	76,517

Cost of revenues:
Service	(7,091)	(48,219)	(27,367)
Equipment	-	-	(2,838)

	(7,091)	(48,219)	(30,205)

Gross profit	8,844	60,142	46,312

Operating (expenses) income:

Selling and marketing expenses (including share-based compensation of RMB410 and RMB840 for the three months ended March 31 for 2010 and 2009, respectively)	(118)	(805)	(1,748)
General and administrative expenses (including share-based compensation of RMB2,480 and RMB5,736 for the three months ended March 31 for 2010 and 2009, respectively)	(2,592)	(17,627)	(17,628)

Foreign exchange gain (loss)	(45)	(303)	169
Management service fee	-	-	967
Other operating income	1	7	505

Total operating expenses, net	(2,754)	(18,728)	(17,735)

Income from operations	6,090	41,414	28,577
Interest income	435	2,954	2,312
Interest expense	(437)	(2,971)	(1,453)
Income before provision for income taxes and earnings in equity method investments	6,088	41,397	29,436
Provision for income taxes	(1,443)	(9,811)	(6,325)
Net income before earnings in equity investments	4,645	31,586	23,111
Loss in equity investments	(4)	(30)	(266)
Income from continuing operation, net of tax	4,641	31,556	22,845
Discontinued operations
Loss from discontinued operations, net of taxes of RMBnil for 2009 and 2010:	-	-	(604)
Net income	4,641	31,556	22,241
Less: Net income attributable to noncontrolling interest	(64)	(434)	(2,559)
Net income attributable to ChinaCast Education Corporation	4,577	31,122	19,682
Net income	4,641	31,556	22,241
Foreign currency translation adjustments	31	214	(802)
Comprehensive income	4,672	31,770	21,439
Comprehensive income attributable to noncontrolling interest	(62)	(420)	(2,553)
Comprehensive income attributable to ChinaCast Education Corporation	4,610	31,350	18,886

Net income per share
Net income attributable to ChinaCast Education Corporation per share:
Basic	0.10	0.68	0.55

Diluted	0.10	0.67	0.55

Weighted average shares used in computation:
Basic	45,968,134	45,968,134	35,648,251

Diluted	46,312,165	46,312,165	35,648,251

CHINACAST EDUCATION CORPORATION
 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
 (In thousands)

	For the three months ended March 31,
	2010	2010	2009
	US$	RMB	RMB

Cash flows from operating activities:
Net income	4,641	31,556	22,241
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	1,610	10,950	6,016
Amortization of acquired intangible assets	1,267	8,618	4,091
Amortization of land use rights	120	816	650
Share-based compensation	425	2,890	6,576
Loss on disposal of property, plant and equipment	-	1	-
Loss in equity investments	4	30	266
Changes in assets and liabilities:
Accounts receivable	191	1,297	(14,328)
Inventory	(9)	(63)	17
Prepaid expenses and other current assets	88	601	2,541
Non-current deposits	(874)	(5,939)	(295)
Amounts due from related parties	434	2,950	800
Accounts payable	671	4,560	2,215
Accrued expenses and other current liabilities	(458)	(3,116)	(2,178)
Deferred revenues	(8,440)	(57,389)	(33,118)
Amount due to related party	-	-	(289)
Income taxes payable	924	6,284	3,534
Deferrred tax assets	72	489	-
Deferred tax liabilities	(199)	(1,357)	(638)
Unrecognized tax benefits	594	4,034	1,943
Net cash provided by operating activities	1,061	7,212	44
Cash flows from investing activities:
Advance to related party	-	--	(20,000)
Repayment from advance to related party	-	3	25,922
Purchase of property and equipment	(3,433)	(23,345)	(4,377)
Term deposits	(6,324)	(43,000)	(133,700)
Deposits for investments	(441)	(3,000)	-
Net cash used in investing activities	(10,198)	(69,342)	(132,155)

Cash flows from financing activities:
Other borrowings raised	10,147	69,000	-
Repayment of other borrowings	(29)	(200)	-
Bank borrowings raised	6,176	42,000	-
Bank borrowings repaid	(8,588)	(58,400)	-
Proceeds from issuance of shares, net of issuance costs	5,019	34,128	-
Net cash provided by financing activities	12,725	86,528	-
Effect of foreign exchange rate changes	-	1	1
Net increase(decrease) in cash and cash equivalents	3,588	24,399	(132,110)
Cash and cash equivalents at beginning of the period	48,181	327,628	220,131

Cash and cash equivalents at end of the period	51,769	352,027	88,021

CHINACAST EDUCATION CORPORATION
RECONCILIATIONS OF NON-GAAP RESULTS OF OPERATIONS MEASURES
TO THE NEAREST COMPARABLE GAAP MEASURES (Unaudited)
(In millions except EPS)

Adjusted Net Income (non-GAAP)	1Q FY2010	1Q FY2009	YoY Change
Net Income (Loss) Attributable to ChinaCast Education	$4.58	$2.89	58%
Share-based Compensation	$0.43	$0.97	-56%
Amortization of Acquired Intangible Assets	$1.27	$0.60	111%
Adjusted Net Income (non-GAAP)	$6.28	$4.46	41%
Adjusted Net Margin (non-GAAP)	39%	40%
Adjusted Diluted EPS (non-GAAP)	$0.14	$0.13

Adjusted EBITDA (non-GAAP)	1Q FY2010	1Q FY2009	YoY Change
Net Income (Loss) Attributable to ChinaCast Education	$4.58	$2.89	58%
Depreciation	$1.61	$0.89	82%
Amortization of Acquired Intangible Assets	$1.27	$0.60	111%
Amortization of Land Use Rights	$0.12	$0.10	25%
Share-based Compensation	$0.43	$0.97	-56%
Interest Income	$(0.44)	$(0.34)	28%
Interest Expense	$0.44	$0.21	104%
Provision for income taxes	$1.44	$0.93	55%
Earnings in equity investments	$0.00	$0.04	-89%
Net income attributable to non-controlling interest	$0.06	$0.38	-83%
Adjusted EBITDA (non-GAAP)	$9.51	$6.67	43%
Adjusted EBITDA Margin (non-GAAP)	60%	59%